Exhibit 99.1

Energy Focus, Inc. Reports First Quarter 2024 Financial Results

SOLON, Ohio, May 10, 2024 -- Energy Focus, Inc. (NASDAQ: EFOI), a leader in energy-efficient lighting and control system products for the commercial and military maritime and consumer markets, today announced financial results for its first quarter ended March 31, 2024.
First Quarter 2024 Financial Highlights:

•Net sales of $0.8 million, decreased $0.1 million or 10.4% compared to the first quarter of 2023, driven by a decrease of $ 75 thousand in military maritime sales and $ 22 thousand in commercial sales. As compared to the fourth quarter of 2023, net sales decreased by 65.2%, primarily due to a $1.5 million decrease in military sales, while commercial maritime sales remained flat.
•Gross profit margin was 14.4% of net sales, which increased from 1.8% in the first quarter of 2023 and also from 3.1% in the fourth quarter of 2023. This improvement was primarily driven by our cost reduction plan in freight in and out variances.
•Loss from operations of $0.6 million, compared to a loss from operations of $1.2 million in the first quarter of 2023 and to a loss from operations of $0.8 million in the fourth quarter of 2023.
•Net loss of $0.4 million, or $(0.09) per basic and diluted share of common stock, compared to a net loss of $1.3 million, or $(0.58) per basic and diluted share of common stock, in the first quarter of 2023. Sequentially, the net loss decreased by $0.4 million compared to net loss of $0.8 million, or $(0.20) per basic and diluted share of common stock in the fourth quarter of 2023.
•Cash was $1.0 million as of March 31, 2024 compared to $2.0 million as of December 31, 2023. The changes in the cash movement is due to the payoff of the Streeterville Notes (as defined below) of $1.0 million in cash during the first quarter of 2024.
•On March 28, 2024, Energy Focus, Inc. entered into certain securities purchase agreements with certain accredited investors, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 283,109 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.59. Aggregate gross proceeds to the Company in respect of the Private Placement is approximately $450,000, excluding the offering expenses paid by the Company. The Private Placement was closed on March 28, 2024.
•On January 18, 2024, the Company and Streeterville Capital,LLC (“Streeterville”) entered into a payoff letter and exchange agreement (the “Agreement”) to pay off a note entered into by and between the Company and Streeterville in 2022 (the 2022 “Streeterville Note ”) early. The Agreement provided that the Company made payments to reduce the outstanding obligations under the 2022 Streeterville Note of $1.0 million in cash by January 19, 2024 and exchanges 94,440 shares of common stocks by January 23, 2024 for the remaining $141,660. In January 2024, the Company paid off the 2022 Streeterville Note in full early. At termination, the Company recognized $187 thousand of other income which was included in other income in the in the Unaudited Condensed Consolidated Statements of Operations.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Management Commentary

“Throughout the first quarter of 2024, Energy Focus has intensified its cost management strategies while maintaining high levels of customer satisfaction and timely delivery of eco-friendly products. Our investments in sustainable energy solutions have empowered us to not only enhance our product quality and services but also to streamline our offerings efficiently. As we advance, our commitment to Environmental, Social, and Governance (ESG) principles is integral to our strategy," stated Chiao-Chieh (Jay) Huang, Chief Executive Officer.
“From our eco-conscious headquarters in Cleveland, Ohio, we capitalize on our global network, including facilities and offices in Taipei, to integrate resources, cater to a diverse clientele, and manage our supply chain. Our forward-looking product strategy pivots on boosting the efficiency and capabilities of our existing product lines through strategic partnerships, innovative technological advancements, and selective acquisitions. We are dedicated to pioneering products that over-perform the market expectations, with a keen focus on sustainability. Additionally, we are actively exploring new markets in the Gulf Cooperation Council (GCC) and Central Asia regions to expand our business landscape.”
“In the fiscal year 2024, the Energy Focus team is united in the ambition to deliver top-tier quality to our customers and to establish value-driven partnerships. Our management team, as a group, endeavor to work our brand to secure global recognition and success, with higher management efficiency and better product supply midst geopolitical tensions, rising inflation, complex supply chain challenges, and increasing cybersecurity threats. We are determined not only to persevere but to thrive. Through comprehensive training and enhanced teamwork at all organizational levels, we uphold our responsibility towards our customers and shareholders. With warmest regards and a message of hope, we anticipate a year filled with growth, innovation, and collective achievement.”
First Quarter 2024 Financial Results:
Net sales were $0.8 million for the first quarter of 2024, compared to $0.9 million in the first quarter of 2023, a decrease of $0.1 million, or 10.4%. Net sales from military maritime products were approximately $0.5 million, or 64.1% of total net sales, for the first quarter of 2024, compared to $0.6 million, or 65.5% of total net sales, in the first quarter of 2023. Net sales from commercial products were approximately $0.3 million, or 35.9% of total net sales, for the first quarter of 2024, as compared to $0.3 million, or 34.5% of total net sales, in the first quarter of 2023. The sales decrease was due to the downward market price adjustments.

Gross profit margin was $120 thousand, or 14.4% of net sales, for the first quarter of 2024. This compares with gross profit margin of $17 thousand, or 1.8% of net sales, in the first quarter of 2023. Sequentially, this compares with gross profit of $75 thousand, or 3.1% of net sales, in the fourth quarter of 2023. The quarter-over-quarter increase for the first quarter of 2024 in gross margin rate was primary driven by (1) a $14 thousand, or 1.3%, decrease in fixed costs such as production salaries (2) favorable freight-in variances of $12 thousand, or 1% of net sales, and (3) favorable price and usage variances for material and labor of $117 thousand, or 15% of net sales.
Operating loss was $0.6 million for the first quarter of 2024, compared to an operating loss of $1.2 million in the first quarter of 2023. Sequentially, this compares to an operating loss of $0.8 million in the fourth quarter of 2023. Net loss was $0.4 million, or $(0.09) per basic and diluted share of common stock, for the first quarter of 2024, compared with a net loss of $1.3 million, or $(0.58) per basic and diluted share of common stock, in the first quarter of 2023. Sequentially,
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

this compares with a net loss of $0.8 million, or $(0.20) per basic and diluted share of common stock, in the fourth quarter of 2023.
Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $0.6 million for the first quarter of 2024, compared with a loss of $1.2 million in the first quarter of 2023 and a loss of $0.7 million in the fourth quarter of 2023. The improved adjusted EBITDA loss in the first quarter of 2024, as compared to the adjusted EBITDA loss for the first and fourth quarters of 2023, was due to the lower costs, primarily salaries and related payroll costs.
The substantial decrease in cash used in operating activity in the first three months of 2024 was primarily related to efforts to collect accounts receivable led to during the first three months of 2024, compared to the first three months of 2023; offset by higher accounts payable as of December 31, 2023 and efforts to manage inventory levels, reflecting more purchase activities in the fourth quarter of 2023, led to higher cash outflows in the first quarter of 2024. Net cash provided by financing activities during the three months ended March 31, 2024 was $1.0 million, primarily related to net payments on the 2022 Streeterville Note of $1.0 million.
About Energy Focus:
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Forward-Looking Statements:
This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.
###
Investor Contact:
Chiao Chieh (Jay) Huang
Chief Executive Officer
(800) 327-7877
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash	$ 972	$ 2,030
Trade accounts receivable, less allowances of $9 and $20, respectively	396	1,570
Trade accounts receivable - related party	—	202
Inventories, net	4,397	4,439
Prepayments to vendors	516	792
Prepaid and other current assets	199	156
Total current assets	6,480	9,189

Property and equipment, net	104	112
Operating lease, right-of-use asset	833	899
Total assets	$ 7,417	$ 10,200

LIABILITIES
Current liabilities:
Accounts payable	$ 1,389	$ 1,624
Accounts payable - related party	1,311	2,146
Accrued liabilities	107	110
Accrued legal and professional fees	111	64
Accrued payroll and related benefits	164	199
Accrued sales commissions	26	62
Accrued warranty reserve	116	150
Operating lease liabilities	233	223
Advanced capital contribution	—	450
Promissory notes payable, net of discounts and loan origination fees	—	1,323
Total current liabilities	3,457	6,351

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32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2024	December 31, 2023
	(Unaudited)

Operating lease liabilities, net of current portion	735	798
Total liabilities	4,192	7,149

STOCKHOLDERS' EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) at March 31, 2024 and December 31, 2023
Issued and outstanding: 876,447 at March 31, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares at March 31, 2024 and December 31, 2023
Issued and outstanding: 4,726,149 at March 31, 2024 and 4,348,690 at December 31, 2023	—	—
Additional paid-in capital	156,961	156,369
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(153,733)	(153,315)
Total stockholders' equity	3,225	3,051
Total liabilities and stockholders' equity	$ 7,417	$ 10,200

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net sales	$ 833	$ 2,393	$ 930
Cost of sales	713	2,318	913
Gross profit	120	75	17

Operating expenses:
Product development	128	144	154
Selling, general, and administrative	591	696	1,066
Total operating expenses	719	840	1,220
Loss from operations	(599)	(765)	(1,203)

Other expenses (income):
Interest income	—	(57)	—
Interest expense	5	154	123
Gain on debt extinguishment	(187)	—	—
Other income	—	(14)	—
Other expenses	1	(2)	7

Loss before income taxes	(418)	(846)	(1,333)
Provision for income taxes	—	3	—
Net loss	$ (418)	$ (849)	$ (1,333)

Net loss per common share attributable to common stockholders - basic:
From operations	$ (0.09)	$ (0.20)	$ (0.58)

Weighted average shares of common stock outstanding:
Basic and diluted*	4,433	4,349	2,310

* Shares outstanding for prior periods have been restated for the 1-for-7 reverse stock split effective June 16, 2023.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows

(in thousands)
(unaudited)
	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Cash flows from operating activities:
Net loss	$ (418)	$ (849)	$ (1,333)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt extinguishment	(187)	—	—
Depreciation	8	9	8
Stock-based compensation	1	8	26
Reversal of provision for credit losses and sales return	(64)	(44)	29
Provision for slow-moving and obsolete inventories	67	93	(23)
Provision for warranties	(34)	4	(40)
Amortization of loan discounts and origination fees	5	57	62
Changes in operating assets and liabilities (sources / (uses) of cash):
Accounts receivable	1,440	(682)	(496)
Accounts receivable - related party	—	(202)	—
Inventories	(25)	369	562
Prepayments to vendors	102	(60)	(23)
Prepaid and other assets	(43)	33	6
Accounts payable	(61)	(706)	(27)
Accounts payable - related party	(835)	1,874	—
Accrued and other liabilities	(27)	(48)	44
Operating lease - ROU and liabilities	13	75	22
Total adjustments	360	780	150
Net cash used in operating activities	(58)	(69)	(1,183)
Cash flows from investing activities:
Acquisitions of property and equipment	—	(42)	—
Net cash flows from investing activities	—	(42)	—

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32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows - continued

(in thousands)
(unaudited)
	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Cash flows from financing activities (sources / (uses) of cash):
Issuance of common stock and warrants	—	—	3,025
Payments on the 2022 Streeterville Note	(1,000)	—	(500)
Net payments on proceeds from the credit line borrowings - Credit Facilities	—	450	(1,093)
Net cash provided by financing activities	(1,000)	450	1,432

Net (decrease) increase in cash	(1,058)	339	249
Cash, beginning of period	2,030	1,691	52
Cash, end of period	$ 972	$ 2,030	$ 301

Non-cash investing and financing activities:
Debt-to-equity exchange transactions	$ 591	$ 1,716	$ —

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Sales by Product
(in thousands)
(unaudited)

Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net sales:
Commercial	$ 299	$ 332	$ 321
MMM products	534	2,061	609
Total net sales	$ 833	$ 2,393	$ 930

Non-GAAP Measures
In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, include:
•total availability, which we define as our ability on the period end date to access additional cash if necessary under our short-term credit facilities, plus the amount of cash on hand on that same date;
•adjusted EBITDA, which we define as net income (loss) before giving effect to financing charges, income taxes, non-cash depreciation, stock compensation, and incentive compensation; and
•adjusted gross margins, which we define as our gross profit margins during the period without the impact from excess and obsolete, in-transit and net realizable value inventory reserve movements that do not reflect current period inventory decisions.
We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.
Total availability, adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below for total availability, adjusted EBITDA and adjusted gross margins, respectively.
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

	As of
(in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Total borrowing capacity under credit facilities	$ —	$ —	$ 500
Less: Credit line borrowings, gross(1)	—	—	(400)
Excess availability under credit facilities(2)	—	—	100
Cash	972	2,030	301
Total availability(3)	$ 972	$ 2,030	$ 401
(1)Forms 10-Q and 10-K Balance Sheets reflect the Line of credit net of debt financing costs of $0, $0 and $29, respectively.
(2)Excess availability under credit facilities - represents difference between maximum borrowing capacity of credit facilities and actual borrowings
(3)Total availability - represents Company’s ‘access’ to cash if needed at point in time

	Three months ended
(in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Net loss	$ (418)	$ (849)	$ (1,333)
Interest expense	5	154	123
Gain on debt extinguishment	(187)	(14)	—
Income tax provision	—	3	—
Depreciation	8	9	8
Stock-based compensation	1	8	26
Other Incentive Compensation	10	9	—
Adjusted EBITDA	$ (581)	$ (680)	$ (1,176)

	Three Months Ended
(in thousands)	March 31, 2024		December 31, 2023		March 31, 2023
	($)	(%)	($)	(%)	($)	(%)
Net sales	$833		$2,393		$930
Reported gross profit	120	14.4%	75	3.1%	17	1.8%
Errors and Omissions, in-transit and net realizable value inventory reserve changes	67	8.0%	93	3.9%	(23)	(2.5) %
Adjusted gross margin	$187	22.4%	$168	7.0%	$(6)	(0.7) %

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877